                                                                   EXHIBIT 10.18










                                NETLIBRARY, INC.



                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                 PAGE

1.       Definitions..............................................................................................2

2.       Voting...................................................................................................2
         2.1      General Voting..................................................................................2
         2.2      Election of Directors...........................................................................3
         2.3      Successors......................................................................................4
         2.4      Other Rights....................................................................................4

3.       Right of First Refusal...................................................................................4
         3.1      Right of First Refusal of Key Stockholder Transfers.............................................4
         3.2      Exercise of Rights..............................................................................4
         3.3      Purchase of Common Shares by Company............................................................4
         3.4      Purchase of Common Shares by the Stockholders...................................................5
         3.5      No Participation................................................................................5
         3.6      Excluded Securities.............................................................................6
         3.7      Transfer........................................................................................7

4.       Legend   ................................................................................................7

5.       Termination..............................................................................................8

6.       Miscellaneous............................................................................................8
         6.1      Ownership.......................................................................................8
         6.2      Further Action..................................................................................8
         6.3      Specific Performance............................................................................8
         6.4      Governing Law...................................................................................9
         6.5      Amendment of Waiver.............................................................................9
         6.6      Severability....................................................................................9
         6.7      Successors......................................................................................9
         6.8      Additional Shares...............................................................................9
         6.9      Counterparts....................................................................................9
         6.10     Waiver..........................................................................................9
         6.11     Notices........................................................................................10
         6.12     Attorney's Fees................................................................................10
         6.13     Entire Agreement...............................................................................10
         6.14     Waiver and Consent.............................................................................10

                                NETLIBRARY, INC.

               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


         THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of October 8, 1999, by and among NETLIBRARY, INC., a Delaware corporation (the "Company"), those certain holders of the Company's Common Stock listed on Exhibit A hereto (the "Key Stockholders") and the persons and entities listed on Exhibit B hereto, as amended from time to time (the "Investors").

                                    RECITALS

         WHEREAS, the Key Stockholders are the beneficial owners of an aggregate of two million eight hundred seventy thousand two hundred ninety-seven (2,870,297) shares of the Common Stock of the Company;

         WHEREAS, the Company sold shares of its Series A Preferred Stock (the "Series A Preferred Stock") to certain of its Investors pursuant to the Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") on August 20, 1998 and January 8, 1999 (the "Series A Financing");

         WHEREAS, the Company sold shares of its Series B Preferred Stock (the "Series B Preferred Stock") to certain of the Investors pursuant to the Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") on May 17, 1999 (the "Series B Financing");

         WHEREAS, in connection with the Series B Financing, the Company, the Key Stockholders and such Investors entered into a certain Amended and Restated Stockholders Agreement, dated May 17, 1999 (the "Stockholders Agreement");

         WHEREAS, the Company proposes to sell shares of its Series C Preferred Stock (the "Series C Preferred Stock") to certain of the Investors pursuant to the Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") of even date herewith (the "Series C Financing"); and

         WHEREAS, in connection with the consummation of the Series C Financing, the Company, the Key Stockholders and the Investors desire to amend and restate the Stockholders Agreement to provide for the future voting of their shares of the Company's capital stock and to grant rights of first refusal as set forth below.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

                  (a) "AFFILIATE" of a Person shall mean any other person controlling, controlled by or under common control with such Person, where "control' means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership or voting securities, contract or otherwise.

                  (b) "COMMON SHARES" shall mean all shares of capital stock of the Company registered in the names of the Key Stockholders or beneficially owned by them as of the date hereof and any and all other securities of the Company legally acquired by the Key Stockholders after the date hereof (excluding any shares acquired by World Venture Partners, Inc. other than the common shares described on Exhibit A). The Common Shares registered in the name of the Key Stockholders or beneficially owned by them as of the date hereof are set forth on Exhibit A, which Exhibit shall be amended automatically from time to time by the Company to reflect changes in the number of Common Shares owned by the Key Stockholders.

                  (c) "INVESTOR SHARES" shall mean all shares of capital stock of the Company registered in the names of the Investors or beneficially owned by them as of the date hereof and any and all other securities of the Company legally acquired by the Investors after the date hereof (including but not limited to all shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock). Each Investor owns or beneficially owns the Investor Shares shown as owned by such Investor as of the date hereof as set forth on Exhibit B, which Exhibit shall be amended automatically from time to time by the Company to reflect the sale of additional shares of Series C Stock or otherwise to reflect changes in the number of shares of capital stock owned by the Investors.

                  (d) "QUALIFIED PUBLIC OFFERING" shall mean a firmly underwritten public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock in which (i) the per-share price is at least twenty dollars ($20.00), as adjusted for stock splits, dividends, recapitalizations, and the like after the date hereof), (ii) the net cash proceeds to the Company are at least thirty million dollars ($30,000,000), and (iii) the Company's Common Stock is listed on a national securities exchange or on NASDAQ National Market System of the NASDAQ Stock Market.

2. VOTING.

         2.1 GENERAL VOTING.

                  (a) The Key Stockholders each agree to hold all Common Shares subject to, and to vote the Common Shares in accordance with, the provisions of this Agreement.

                  (b) Each Investor agrees to hold all of its Investor Shares subject to, and to vote its Investor Shares in accordance with, the provisions of this Agreement.

         2.2 ELECTION OF DIRECTORS.

                  (a) At each election of directors in which the holders of Series A Preferred Stock, voting together as a separate class on an as-converted basis, are entitled to elect two (2) directors of the Company (the "Series A Preferred Designees") pursuant to Article IV(G)(2)(f)(i) of the Company's Third Amended and Restated Certificate of Incorporation (the "Restated Certificate"), such holders of Series A Preferred Stock shall vote their respective Investor Shares so as to elect one person designated by Sequel Limited Partnership (which person shall initially be Tom Washing) and one person designated by Anschutz Family Investment Company (which person shall initially be Scott Carpenter). Any vote taken to remove any director elected pursuant to this Section 2.2(a), or to fill any vacancy created by the resignation of a director elected pursuant to this Section 2.2(a), shall also be subject to the provisions of this Section 2.2(a).

                  (b) At each election of directors in which the holders of Series B Preferred Stock, voting together as a separate class on an as-converted basis, are entitled to elect two (2) directors of the Company (the "Series B Preferred Designees") pursuant to Article IV(G)(2)(f)(ii) of the Restated Certificate, such holders of Series B Preferred Stock shall vote their respective Investor Shares so as to elect two (2) people designated by DLJ Capital Corp., DLJ ESC II, L.P., Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. (collectively, "The Sprout Group") (one of which persons shall initially be Robert Finzi or another employee of the Sprout Group and the other such person shall be an individual from within the Company's industry who has appropriate experience in that industry or as an investor). The Sprout Group agrees to obtain the prior approval (which shall not be unreasonably withheld) of the Company's Board of Directors (the "Board") regarding its designation of the outside Series B Preferred Designee (i.e., the designee other than Robert Finzi or another employee of The Sprout Group). Any vote taken to remove any director elected pursuant to this Section 2.2(b), or to fill any vacancy created by the resignation of a director elected pursuant to this Section 2.2(b), shall also be subject to the provisions of this Section 2.2.

                  (c)      [RESERVED]

                  (d) At each election of directors in which the holders of the Common Stock, voting separately as a class, are entitled to elect one (1) director of the Company pursuant to Article IV(E)(2)(e)(iv) of the Company's Restated Certificate, the Key Stockholders shall vote their respective Common Shares so as to elect one (1) person designated by a majority of the holders of the Common Stock (which person shall initially be Pete Estler). Any vote taken to remove a director elected pursuant to this Section 2.2(d), or to fill any vacancy created by the resignation of a director elected pursuant to this
Section 2.2(d), shall also be subject to the provisions of this Section 2.2(d).

         2.3 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Common Shares or Investor Shares. The Company shall not permit the transfer of any of the Common Shares or Investor Shares on its books or issue a new certificate representing any of the Common Shares or Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Stockholder or Investor, as applicable.

         2.4 OTHER RIGHTS. Except as provided by this Agreement, each Key Stockholder and Investor shall exercise the full rights of a stockholder with respect to the Common Shares and its Investor Shares, respectively.

3. RIGHT OF FIRST REFUSAL.

         3.1 RIGHT OF FIRST REFUSAL OF KEY STOCKHOLDER TRANSFERS. No Key Stockholder shall sell, assign, pledge, or in any manner transfer any of the Common Shares of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 3.

         3.2 EXERCISE OF RIGHTS. If a Key Stockholder receives from anyone a bona fide offer acceptable to such Key Stockholder to purchase any of his Common Shares, then the Key Stockholder shall first deliver written notice (the "Notice") thereof to the Company and all of the Investors. The Notice shall name the proposed transferee and state the price and quantity of the Common Shares to be transferred, as well as all other terms and conditions of the offer.

         3.2 PURCHASE OF COMMON SHARES BY COMPANY. For a period of fifteen (15) days following receipt of such Notice, the Company shall have the option to purchase all or a portion of the Common Shares specified in the Notice at the price and upon the terms set forth in such bona fide offer. In the event the Company elects to acquire any of the Common Shares of the selling Key Stockholder as specified in said selling Key Stockholder's Notice, the Secretary of the Company shall so notify the selling Key Stockholder within such fifteen
(15) day period and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said selling Key Stockholder's Notice; provided, that, if the terms of payment set forth in said selling Key Stockholder's Notice were other than cash against delivery, the Company shall pay for said Common Shares on the same terms and conditions set forth in said selling Key Stockholder's Notice.

         3.4 PURCHASE OF COMMON SHARES BY THE STOCKHOLDERS.

                  (a) In the event the Company does not elect to acquire all of the Common Shares specified in the selling Key Stockholder's Notice, the Company shall promptly (in no case more than five (5) days after its receipt of the Key Stockholder's Notice) notify each holder of Series A Preferred Stock, each holder of Series B Preferred Stock that, by itself or with its Affiliates, holds at least five hundred thousand (500,000) shares of Series B Preferred Stock, and each holder of Series C Preferred Stock that, by itself or with its Affiliates, holds at least three hundred ninety thousand (390,000) shares of Series C Preferred Stock (each, a "Participating Investor"), of the number of Common Shares available for purchase by each such Participating Investor and each such Participating Investor shall have the right, exercisable upon written notice to the selling Key Stockholder within fifteen (15) days following receipt of the original Notice described in Section 3.2 above, to purchase its pro rata share (determined as provided in Section 3.4(b)) of the Common Shares (less any Common Shares purchased by the Company pursuant to Section 3.3 above) on the terms and conditions specified in the Notice.

                  (b) Each Participating Investor may purchase all or any part of that number of Common Shares equal to the product obtained by multiplying (x) the aggregate number of Common Shares covered by the Notice (less shares purchased by the Company pursuant to Section 3.3 above) by (y) a fraction the numerator of which is the number of Investor Shares owned by such Participating Investor at the time of the sale or transfer and the denominator of which is the total number of Investor Shares owned by all of the Participating Investors at the time of the sale or transfer.

                  (c) In the event that any Participating Investor elects not to purchase its full pro rata share of the Common Shares as provided in Section 3.4(b) above, then the selling Key Stockholder shall promptly notify the Participating Investors who do so elect and shall reoffer the remaining unpurchased portion of the Common Shares to such Participating Investors on a pro rata basis. Each such Participating Investor shall have the right, exercisable upon written notice to the selling Key Stockholder within five (5) days after receipt of such notice, to purchase all or a portion thereof of the remaining Common Shares.

                  (d) Settlement for any Common Shares purchased pursuant to this Section 3.4 shall be made in cash, provided, that, if the terms of payment set forth in the Key Stockholder's Notice were other than cash against delivery the stockholder shall pay for said Common Shares on the same terms and conditions set forth in the Notice.

         3.5 NO PARTICIPATION. In the event the Company and the Participating Investors collectively do not elect to acquire all of the Common Shares specified in the selling Key Stockholder's Notice, said selling Key Stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Company, sell to the person who made the bona fide offer the Common Shares specified in said selling Key Stockholder's Notice in accordance with the provisions of this Section 3, provided, that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling Key Stockholder's Notice. All Common Shares so sold by said selling Key Stockholder shall continue to be subject to the provisions of
Section 3 in the same manner as before said transfer.

         3.6 EXCLUDED SECURITIES. The right of first refusal established by this
Section 3 shall have no application to any of the following:

                  (a) A Key Stockholder's transfer of any or all Common Shares held by such Key Stockholder to such Key Stockholder's immediate family or to a charity whether by gift, devise or descent on death; provided, that any gift is a bona fide gift. "Immediate family" as used herein shall mean spouse (or domestic partner), lineal descendant (by birth or adoption), father, mother, brother, sister, niece, nephew or lineal descendant of father or mother (by birth or adoption) of the Key Stockholder making such transfer and shall include any trust established primarily for the benefit of the key stockholder or his immediate family;

                  (b) A Key Stockholder's bona fide pledge or mortgage of any Common Shares with a commercial lending institution; provided, that, any subsequent transfer of said Common Shares by said institution shall be conducted in the manner set forth in this Section 3;

                  (c) A Key Stockholder's transfer of any or all of such Key Stockholder's Common Shares to another Key Stockholder or to the Company;

                  (d) A Key Stockholder's transfer of any or all of such Key Stockholder's Common Shares to a person who, at the time of such transfer, is an officer of the Company;

                  (e) A corporate Key Stockholder's transfer of any or all of its Common Shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder provided, that if the corporate Key Stockholder acquired its Common Shares by means of a transaction described in this Section 3.6, this paragraph (e) shall apply only if the transaction described in this paragraph (e) does not result in a change in control of the corporate Key Stockholder;

                  (f) A corporate Key Stockholder's transfer of any or all of its Common Shares to any or all of its security holders;

                  (g) A transfer by a Key Stockholder which is a limited or general partnership to any or all of its partners or in connection with any reorganization or acquisition of such partnership; and

                  (h) A transfer permitted by Section 7(d) of that certain Stock Purchase Agreement among certain of the Key Stockholders and the Company dated September 16, 1999.

                  In any such case, the transferee, assignee, or other recipient shall receive and hold such Common Shares subject to this Section 3, and there shall be no further transfer of such stock except in accordance with this
Section 3 and the other terms of this Agreement.

         3.7 TRANSFER. Prior to any transfer of Common Shares of the Company pursuant to this Section 3 (other than to the Company or the Participating Investors) the transferring Key Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company, the other Key Stockholders and the Investors counterparts of this Agreement.

4. LEGEND.

                  (a) PRIOR TO OR Concurrently with the execution of this Agreement, there shall have been or shall be imprinted or otherwise placed on certificates representing the Common Shares and the Investor Shares the following restrictive legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT THAT PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Common Shares the following restrictive legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND ITS ASSIGNEE(S) AND CERTAIN STOCKHOLDERS OF THE CORPORATION AS PROVIDED IN A STOCKHOLDERS AGREEMENT."

                  (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the above restrictive legends from any such certificate and will place or cause to be placed the above restrictive legends on any new certificate issued to represent Common Shares or Investor Shares theretofore represented by a certificate carrying the restrictive legends.

5. TERMINATION.

         This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

                  (a) the date of the closing of a Qualified Public Offering; or

                  (b) ten (10) years from the date of this Agreement; or

                  (c) the date as of which the parties hereto terminate this Agreement by written consent of a two-thirds (2/3) in interest of the Investors and a majority in interest of the Key Stockholders; or

                  (d) as to any Key Stockholder, at such time as his Common Shares represent less than one percent (1%) of the outstanding Common Stock on a fully diluted basis; or

                  (e) as to any Investor, at such time as his Investor Shares represent less than one percent (1%) of the outstanding Common Stock on an as-converted, fully diluted basis.

6. MISCELLANEOUS.

         6.1 OWNERSHIP. Each Key Stockholder represents and warrants to the Investors that (a) he now owns the Common Shares shown on Exhibit A, free and clear of all liens or encumbrances (other than joint tenancy), and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Stockholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Stockholder enforceable in accordance with its terms.

         6.2 FURTHER ACTION. If and whenever any Common Shares are sold, the Key Stockholders or the personal representatives of the Key Stockholders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Common Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         6.3 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to such party's heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement, and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or such party's heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         6.4 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Colorado as such laws apply to agreements among Colorado residents made and to be performed entirely within the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction), that would cause the application of the laws of any other jurisdiction other than the State of Colorado.

         6.5 AMENDMENT OR WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (a) the Company, (b) two-thirds (2/3) in interest of the Investors and (c) a majority in interest of the Key Stockholders; provided, that no party shall lose its right to designate, or vote for the designation of, a member of the Board pursuant to
Section 2.2 hereof without the specific consent of such party. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party. Notwithstanding the foregoing, (x) the consent of a Key Stockholder to any amendment or waiver that diminishes such Key Stockholder's rights shall not be required if such person is no longer serving as an employee or director of, or consultant to, the Company, and (y) this Agreement may be amended in connection with the closing of any purchase of the Company's Series C Stock so as to add any purchaser of the Series C Stock as a party hereto, and as an Investor as defined above, by having each such purchaser execute a counterpart copy of this Agreement and modifying Exhibit B to include such person.

         6.6 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

         6.7 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

         6.8 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued in respect of, or in exchange for, any of the Common Shares or Investor Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Common Shares or Investor Shares, as the case may be, for purposes of this Agreement.

         6.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         6.10 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any other breach.

         6.11 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page or exhibit pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.12 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of such suit or action, including reasonable attorneys' fees.

         6.13 ENTIRE AGREEMENT. This Agreement supercedes the Stockholders Agreement in its entirety. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         6.14 WAIVER AND CONSENT. Subject to the terms of the Series C Purchase Agreement, each Investor and each Key Stockholder who is a party to the Stockholders Agreement hereby waives any rights it may have thereunder in connection with the sale and issuance of the Series C Preferred Stock, grants any consent required by the Stockholders Agreement with respect to the sale and issuance of the Series C Preferred Stock and waives any breach or default as may have occurred under the Stockholders Agreement.

                      [THIS SPACE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date first above written.

COMPANY:

NETLIBRARY, INC.
1033 Walnut Street, Suite 200
Boulder, CO 80302
After October 31, 1999:
3080 Center Green Drive
Boulder, CO 80301

By:    /s/ TIMOTHY R. SCHIEWE
    -------------------------
Name:  Timothy R. Schiewe
Title: President

KEY STOCKHOLDERS:

       /s/ TIMOTHY R. SCHIEWE                    WORLD VENTURE PARTNERS, INC.
-------------------------------------
Timothy R. Schiewe

       /s/ F. CLARK ELLIS                        By: /s/ ROBERT POISSANT
-------------------------------------                ---------------------------
F. Clark Ellis                                   Name: Robert Poissant
                                                 Title: Agent
       /s/ HENRY VELLANDI
-------------------------------------
Henry Vellandi

INVESTORS:

SEQUEL EURO LIMITED PARTNERSHIP                  ANSCHUTZ FAMILY INVESTMENT
                                                 COMPANY LLC

By:    Sequel Venture Partners, L.L.C.           By:  Anschutz Company
       Its:  General Partner
                                                 By: /s/ SCOTT CARPENTER
                                                     ---------------------------
       By: /s/ THOMAS WASHING                    Name: Scott Carpenter
           --------------------------            Title: Vice President
       Manager

SEQUEL LIMITED PARTNERSHIP

By:      Sequel Venture Partners, L.L.C.
Its:     General Partner

By:      /s/ THOMAS WASHING
         -------------------------------
Its:     General Partner

REPERTOIRE CAPITAL                            UNIVERSITY OF COLORADO
VENTURES RLLLP                                FOUNDATION, INC.

By: /s/ KARL FRIEDMAN                         By: /s/ JIM BARLOW
   ------------------------------                -------------------------------
Name:  Karl Friedman                          Name:  Jim Barlow
Title: General Partner                        Title: CFO, Treasurer


WORLD VENTURE PARTNERS, INC.                  MARKET STREET PARTNERS NL

By: /s/ ROBERT POISSANT                       By: /s/ MICHAEL C. FRANSON
   ------------------------------                -------------------------------
Name:  Robert Poissant                        Name:  Michael C. Franson
Title: Agent                                  Title: Managing General Partner


/s/ RALPH Z. SORENSON                         /s/ NANCY OVERMAN
---------------------------------             ----------------------------------
RALPH Z. SORENSON                             NANCY OVERMAN



DLJ CAPITAL CORP.                             DLJ ESC II, L.P.

                                              By:   DLJ LBO Plans Management
                                                    Corporation
                                              Its:  Manager

By: /s/ ROBERT FINZI
    -----------------------------             By: /s/ ROBERT FINZI
Name: Robert Finzi                               -------------------------------
Its:  Attorney in Fact                        Name: Robert Finzi
                                              Its:  Attorney in Fact

SPROUT CAPITAL VIII, L.P.                     SPROUT VENTURE CAPITAL, L.P.

By:  DLJ Capital Corp.                        By:  DLJ Capital Corp.
Its: Managing General Partner                 Its: Managing General Partner

     By: /s/ ROBERT FINZI                          By: /s/ ROBERT FINZI
        -------------------------                     --------------------------
     Name: Robert Finzi                            Name: Robert Finzi
     Its:  Attorney in Fact                        Its:  Attorney in Fact



PEARL STREET TRUST                            BOWANA FOUNDATION

By: /s/ SCOTT A. BECK                         By: /s/ ERIC J. SWANSON
   ------------------------------                -------------------------------
Name: Scott A. Beck                           Name: Eric J. Swanson
Title: President/CEO                          Title: President



MARQUETTE VENTURE PARTNERS III, L.P.          COVESTCO-MEDEURA, LLC

By:  Marquette III, L.L.C.                    By:  Medeura Limited
Its: General Partner                          Its: Manager

     By: /s/ CHIP RUTH                             By: /s/ ANTON M. LOTZER
        -------------------------                     --------------------------
     Name:  Chip Ruth                              Name: Anton M. Lotzer
     Title: Authorized Signatory                   Title: Director


/s/ MARK WATTLES
---------------------------------             ----------------------------------
MARK WATTLES                                  LILLIAN NADHIR


/s/ PETER D. BEHRENDT                         /s/ NAVEEN JAIN
---------------------------------             ----------------------------------
PETER D. BEHRENDT                             NAVEEN JAIN

ABC-CLIO                                      THE MCGRAW -HILL
                                              COMPANIES, INC.

By: /s/ RONALD J. BOEHM                       By: /s/ ROBERT J. BAHASH
   ------------------------------                -------------------------------
Name: Ronald J. Boehm                         Name: Robert J. Bahash
Title: CEO                                    Title: Executive Vice President
                                                     and CEO



BAIN CAPITAL FUND VI, L.P.

By:  Bain Capital Partners VI, L.P.,
     its General Partner

By:  Bain Capital Investors VI, Inc.,
     its General Partner

     By: /s/ JOSHUA BERENSTEIN
        ----------------------------
     Name: Joshua Berenstein
     Title:  Managing Director



BROOKSIDE CAPITAL PARTNERS                    SANKATY HIGH YIELD ASSET
FUND, L.P.                                    PARTNERS, L.P.

By: /s/ DOMENIC FERRANTE                      By: /s/ JOSHUA BERENSTEIN
   ------------------------------                -------------------------------
Name: Domenic Ferrante                        Name: Joshua Berenstein
Title:   Managing Director                    Title:  Managing Director



PEP INVESTMENTS PTY LTD                       BCIP ASSOCIATES II

By:  Bain Capital, Inc.,                      By:  Bain Capital, Inc.,
     its attorney-in-fact                          its Managing Partner

     By:/s/ JOSHUA BERENSTEIN                      By: /s/ JOSHUA BERENSTEIN
        -------------------------                     --------------------------
     Name: Joshua Berenstein                       Name: Joshua Berenstein
     Title:  Managing Director                     Title:  Managing Director

BCIP ASSOCIATES II-B

By:  Bain Capital, Inc.,
     its Managing Partner

     By: /s/ JOSHUA BERENSTEIN
        -------------------------
     Name: Joshua Berenstein
     Title:  Managing Director


BERGER NEW GENERATION                       LDIG NL, INC.
FUND, A SERIES OF THE
BERGER INVESTMENT
PORTFOLIO OF TRUSTS

By: /s/ MARK S. SUNDERHUSE                    By: /s/ CRAIG ENENSTEIN
   ------------------------------                -------------------------------
Name: Mark S. Sunderhuse                      Name: Craig Enenstein
Title: Senior Vice President                  Title: Vice President
       Port Manager

/s/ SHARON MAGNESS                            /s/ TIM COLLINS
---------------------------------             ----------------------------------
SHARON MAGNESS                                TIM COLLINS

WPG NETWORKING FUND, LP                     WPG SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,               By: Weiss, Peck & Greer, LLC,
    its General Partner                         its General Partner

By: /s/ RICHARD POLLACK                      By: /s/ RICHARD POLLACK
   ------------------------------              ---------------------------------
   Member                                      Member



WPG INSTITUTIONAL                           WPG INSTITUTIONAL
NETWORKING FUND, LP                         SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,               By: Weiss, Peck & Greer, LLC,
    its General Partner                         its General Partner

By: /s/ RICHARD POLLACK                     By: /s/ RICHARD POLLACK
   ------------------------------              ---------------------------------
   Member                                      Member



WPG RAYTHEON                                WPG RAYTHEON
NETWORKING FUND, LP                         SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,               By: Weiss, Peck & Greer, LLC,
    its attorney-in-fact                        its attorney-in-fact

By: /s/ RICHARD POLLACK                     By: /s/ RICHARD POLLACK
   ------------------------------              ---------------------------------
   Member                                      Member

EBSCO INDUSTRIES, INC.                        FOLLETT CORPORATION

By: /s/ RICHARD L. BOZZELLI                   By: /s/ KENNETH J. HULL
   ------------------------------                -------------------------------
Name: Richard L. Bozzelli                     Name: Kenneth J. Hull
Title: VP & CFO                               Title: Chairman/CEO




HOUGHTON MIFFLIN                              PARKER & SON LIMITED

By: /s/ NADER F. DAREHSHORI                   By: /s/ TIM EUSTACE
   ------------------------------                -------------------------------
Name: Nader F. Darehshori                     Name: Tim Eustace
Title: Chairman, President & CEO              Title: Director/Secretary

/s/ RAJ MEHRA                                  /s/ LLOYD RUTH
---------------------------------             ----------------------------------
RAJ MEHRA                                     LLOYD RUTH



MARCEL DEKKER, INC.                           EPIXTECH, INC. (FORMERLY KNOW AS
                                              AMERITECH LIBRARY SERVICES)

By: /s/ DAVID DEKKER                          By: /s/ LANA PORTER
   ------------------------------                -------------------------------
Name: David Dekker                            Name: Lana Porter
Title: COO                                    Title: President & CEO



COMCAST INTERACTIVE CAPITAL, L.P.             BCI INVESTMENTS II, LLC

By: CIC Partners, LP, its general partner

    By: CIC Venture Management, LLC,          By: /s/ JEFFREY S. DEMOND
        its general partner                      -------------------------------

                                              Name: Jeffrey S. DeMond
                                              Title: Manager

         By: /s/ ABRAM E. PATLOVE
            ---------------------
         Name: Abram E. Patlove
         Title: Vice President

/s/ MICHAEL SEGROVES
----------------------------------
R. Michael Segroves

/s/ HAROLD S. SCHWENK, JR.
----------------------------------
Harold S. Schwenk, Jr.



GRAND CENTRAL HOLDINGS, LLC

By: /s/ WARREN H. HABER, JR.
   --------------------------------
Name:  Warren H. Haber, Jr.
Title: Member



GCH PEANUTPRESS, LLC

By: Grand Central Holdings, LLC,
    its Managing Member

By: /s/ WARREN H. HABER, JR.
   --------------------------------
Name:  Warren H. Haber, Jr.
Title: Member



HUDSON VENTURE PARTNERS, L.P.

By: Grand Central Holdings, LLC,
    holder of an irrevocable proxy

By: /s/ WARREN H. HABER, JR.
   --------------------------------
Name:    Warren H. Haber, Jr.
Title:   Member

February 24, 2000


Parthenon Investors, L.P.                         PCIP Investors, L.P.
200 State Street, 8th Floor                       200 State Street, 8th Floor
Boston, Massachusetts 02109                       Boston, Massachusetts 02109

Attention: Mr. John Rutherford                    Attention: Mr. John Rutherford

Re: netLibrary Series D Investment

Dear Mr. Rutherford:

As you may recall, in connection with your investment in the Series D Preferred Stock of netLibrary, Inc. (the "Company"), you executed the Amendment to Second Amended and Restated Stockholders Agreement and the Amendment to Second Amended and Restated Investors' Rights Agreement. Through an oversight, the amendment did not include standard language to the effect that you agreed to be bound by the terms of the Second Amended and Restated Stockholders Agreement and the Second Amended and Restated Investors' Rights Agreement (collectively, the "Agreements").

netLibrary requests that you indicate your agreement to becoming a party to the Agreements in the space provided below.

Sincerely,



Paul E. Smith
General Counsel


Accepted and agreed to this
28th day of February, 2000:

PARTHENON INVESTORS, L.P.                    PCIP INVESTORS, L.P.

/s/ JOHN RUTHERFORD                          /s/ JOHN RUTHERFORD
-------------------------                    ---------------------------
John Rutherford                              John Rutherford
Title: General Partner                       Title: General Partner